Exhibit 10.6

BENTLEY SYSTEMS, INCORPORATED

2015 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective as of May 29, 2018)

BENTLEY SYSTEMS, INCORPORATED

2015 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective as of May 29, 2018)

WHEREAS, Bentley Systems, Incorporated (the “Company”) adopted the Bentley Systems, Incorporated 2015 Stock Option Plan (the “Plan”), effective as of August 1, 2015 and amended it on one occasion thereafter;

WHEREAS, the Company on May 1, 2018 paid a 100% stock dividend to each of the holders of its Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, in additional shares of Class B Common Stock; and

WHEREAS, the Company wishes to amend and restate the Plan in order to reflect the single amendment made to date, to reflect the stock dividend in the number of shares of Common Stock available under the Plan, to permit consultants to participate in the Plan and to delete certain inapplicable provisions; and

NOW, THEREFORE, the Plan is hereby amended and restated effective as of May 29, 2018, under the following terms and conditions:

SECTION 1 - PURPOSE AND DEFINITIONS

(a)        Purpose. The Plan is intended to provide a means whereby the Company may, through the grant of ISOs to Key Employees and NQSOs, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Stock Grants, and Dividend Equivalent Rights to Key Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

(b)        Definitions

(1)        “Award” shall mean ISOs, NQSOs, Restricted Stock, Restricted Stock Units, SARs, Stock Grants, and Dividend Equivalent Rights awarded by the Committee to a Participant.

(2)        “Award Agreement” shall mean a written document evidencing the grant of an Award, with such changes not inconsistent with the Plan as the Committee may determine.

(3)        “Board” shall mean the Board of Directors of the Company.

(4)        “Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company or a Related Corporation, as applicable. If there is no employment agreement or consulting agreement or if “Cause” is not defined therein, then “Cause” shall mean the Participant has:

(A)       materially failed to perform any of the Participant’s stated duties and not cured such failure (if curable) within 15 days of the Participant’s receipt of written notice of the failure;

(B)       demonstrated his or her personal dishonesty;

(C)       engaged in willful misconduct;

(D)       engaged in a breach of fiduciary duty;

(E)       willfully violated any law, rule, or regulation, or final cease-and-desist order (other than traffic violations or similar offenses);

(F)       engaged in other serious misconduct of such a nature that the continuation of the Participant’s status as a Key Employee, Consultant or Non-Employee Director may reasonably be expected to affect the Company or a Related Corporation adversely; or

(G)       materially violated the Bentley Code of Conduct, as in effect from time to time.

(5)        “Change in Control” shall mean:

(A)       One person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; provided that a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50 percent of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(B)       A majority of the members of the Board are replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(C)       One person (or more than one person acting as a group), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 85 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

(6)        “Code” shall mean the Internal Revenue Code of 1986, as amended.

(7)        “Committee” shall mean a committee which consists solely of not fewer than three Directors, each of whom shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under Section 16(b) of the Exchange Act. In the event a committee has not been established, the entire Board shall be the Committee.

(8)        “Common Stock” shall mean the Class B Common Stock of the Company, par value $.01 per share, or, if no shares of Class B Common Stock are then outstanding, the securities into which the Class B Common Stock has been converted.

(9)        “Company” shall mean Bentley Systems, Incorporated.

(10)      “Consultant” shall mean (i) an individual who provides consulting services to the Company or a Related Corporation, or (ii) a corporation, a limited liability company or other business entity that provides consulting services to the Company or a Related Corporation, provided that more than 50% of the equity in such corporation, limited liability company or other business entity (by vote and value) is owned by an individual who personally provides such consulting services to the Company or a Related Corporation on behalf of such entity.

(11)      “Disability” shall mean a “permanent and total disability,” as defined in Section 22(e)(3) of the Code.

(12)      “Director” shall mean a member of the Board.

(13)      “Dividend Equivalent Right” shall mean an Award that entitles the recipient to receive a benefit in lieu of cash dividends that would have been payable on any or all Common Stock subject to another Award granted to the Participant had such Common Stock been outstanding.

(14)      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(15)      “Fair Market Value” shall mean:

(A)       The closing price of, if there is a market for, and sales of, the Common Stock on a registered securities exchange or on an over-the-counter market, on the date of grant (or on such other date as value must be determined);

(B)       The weighted average of the closing prices on the nearest date before and the nearest date after the date of grant (or after such other date as value must be determined), if there are no sales on such date but there are sales on dates within a reasonable period both before and after such date;

(C)       The mean between the bid and asked prices, as reported by the National Quotation Bureau, on the date of grant (or on such other date as value must be determined), if actual sales are not available during a reasonable period beginning before and ending after such date; or

(D)       If subparagraphs (A) through (C) above are not applicable, a good faith determination of fair market value by the Committee pursuant to another method adopted by the Committee.

Where the fair market value of the Common Stock is determined under subparagraph (B) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant (or after such other date as value must be determined) shall be weighted inversely by the respective numbers of trading days between the selling dates and such date (i.e., the valuation date), in accordance with Treas. Reg. §20.2031-2(b)(1), or any successor thereto.

(16)      “ISO” shall mean an option which, at the time such option is granted under the Plan, qualifies as an incentive stock option within the meaning of Section 422 of the Code, unless the Award Agreement states that the option will not be treated as an ISO.

(17)      “Key Employee” shall mean an officer or other key employee of the Company or a Related Corporation and shall include a Director who is also an officer or other key employee.

(18)      “Non-Employee Director” shall mean a Director who is not an employee of the Company or a Related Corporation.

(19)      “NQSO” shall mean an option which, at the time such option is granted, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(20)      “Options” shall mean ISOs and NQSOs.

(21)      “Participant” shall mean a Key Employee, Consultant or Non-Employee Director who has been granted an Award under the Plan.

(22)      “Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations and established with respect to an Award other than a Stock Grant. In creating these measures, the Committee shall use one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue per shipment, net revenue growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more Related Corporations and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.

(23)      “Plan” shall mean the Bentley Systems, Incorporated 2015 Equity Incentive Plan, as set forth herein and as amended from time to time.

(24)      “Related Corporation” shall mean either a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code, or the “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(25)      “Restricted Stock” shall mean an Award that grants the recipient Common Stock at no cost but subject to whatever restrictions are determined by the Committee.

(26)      “Restricted Stock Unit” shall mean an Award that entitles the recipient to one Share in the future subject to whatever restrictions are determined by the Committee.

(27)      “SAR” shall mean a stock appreciation right, an Award entitling the recipient on exercise to receive Shares, determined in whole or in part by reference to the appreciation in the value of Common Stock after the date the SAR is granted to a recipient.

(28)      “Securities Act” shall mean the Securities Act of 1933, as amended.

(29)      “Share” shall mean a share of Common Stock.

(30)      “Stockholder” shall mean a shareholder of the Company.

(31)      “Stock Grant” shall mean the grant of unrestricted Shares to the recipient.

(32)      “Termination of Service” shall mean (i) with respect to an Award granted to a Key Employee, the termination of the employment relationship between the Key Employee and the Company and all Related Corporations; (ii) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a Director; and (iii) with respect to an Award granted to a Consultant, the cessation of the provision of services as a Consultant or any transfer of equity interests of an entity that is a Consultant by an individual member of such entity who is individually providing services to the Company or a Related Corporation on behalf of such entity without the consent of the Company or a Related Corporation; provided, however, that if the Participant’s status changes (e.g., from Key Employee to Consultant or Non-Employee Director or from Non-Employee Director to Consultant or Key Employee or from Consultant (and, in the case of a Consultant that is an entity, the status of the individual member of the entity who is providing services to the Company or a Related Corporation) to Employee or Non-Employee Director), the Committee may, in its sole discretion, provide that no Termination of Service occurs for purposes of the Plan until the Participant’s new status with the Company and all Related Corporations terminates. For purposes of this paragraph, if a Participant’s relationship is with a Related Corporation, and not with the Company (i.e., the Participant is a Key Employee, Consultant or Non-Employee Director of a Related Corporation and not of the Company), the Participant shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise.

The Committee, in its sole discretion, may determine whether a Termination of Service has occurred in the case of any leave of absence approved by the Company or a Related Corporation, as applicable, including sick leave, military leave, or any other personal or family leave of absence.

SECTION 2 - ADMINISTRATION

The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a Director.

The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Award granted hereunder in the manner and to the extent it deems desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders, employees, consultants and Directors, upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the by-laws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

SECTION 3 - ELIGIBILITY

The classes of persons eligible to receive Awards under the Plan shall be Key Employees, including any Directors who are also Key Employees, Consultants and Non-Employee Directors; provided, however, that Non-Employee Directors and Consultants shall not be eligible to receive ISOs under the Plan. More than one Award may be granted to a Participant under the Plan.

SECTION 4 - STOCK

Awards may be granted under the Plan to purchase up to a maximum of fifty million (50,000,000) Shares (which is also the maximum number of Shares that may be issued under the Plan through ISOs). However, the limit in the preceding sentence shall be subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable.

If any Award expires, terminates for any reason, is cancelled, or is forfeited, the number of Shares with respect to which such Award expired, terminated, was cancelled, or was forfeited shall continue to be available for future Awards granted under the Plan. If any Option is exercised by surrendering Shares to the Company or by withholding Shares as full or partial payment, or if tax withholding requirements are satisfied by surrendering Shares to the Company or by withholding Shares, only the number of Shares issued net of Shares withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of Shares available for grant under the Plan.

SECTION 5 - GRANTING OF AWARDS

(a)        In General. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees, Consultants and Non-Employee Directors such Awards as it determines are warranted; provided, however, that grants of ISOs and other Awards (other than SARs in accordance with Section 7 hereof) shall be separate and not in tandem.

(b)        Considerations in Granting Awards. A member of the Committee may participate in a vote approving the grant of an Award to himself or herself to the extent provided under the laws of the State of Delaware governing corporate self-dealing. In making any determination as to whether a Key Employee, Consultant or Non-Employee Director shall be granted an Award, the type of Award to be granted to a Key Employee, Consultant or Non-Employee Director, the number of Shares to be covered by the Award, and other terms of the Award, the Committee may take into account the duties of the Key Employee, Consultant or Non-Employee Director, his or her or its present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Key Employee, Consultant or Non-Employee Director of any Award granted, and such other factors as the Committee may deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Award that said Award may be vested or exercised, as applicable, only if certain conditions, as determined by the Committee, are fulfilled.

(c)        Foreign Jurisdictions. Awards granted to Participants who are foreign (non-United States) nationals or who are employed by the Company or any Related Corporation outside the United States may contain terms and conditions different from those specified in the Plan and may contain such additional terms and conditions as the Committee, in its sole discretion, determines to be necessary, appropriate or desirable (i) to achieve the material purposes of the Plan, (ii) to accommodate differences in local law, tax policy or custom, or (iii) to facilitate administration of the Plan. The Committee may approve such appendices to the Plan as it may consider necessary, appropriate or desirable to effect the foregoing, without thereby affecting the terms of the Plan as in effect for any other purpose.

SECTION 6 - TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan (and, for ISOs, the provisions of Section 422(b) of the Code), as the Committee shall deem desirable –

(a)        Number of Shares. The Option shall state the number of Shares to which it pertains.

(b)        Price. The Option shall state the exercise price which shall be determined and fixed by the Committee in its discretion but –

(1)        With respect to an ISO, the exercise price shall not be less than the higher of 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection (e) below) of the Fair Market Value of the shares of Common Stock subject to the Option on the date the ISO is granted, or the par value thereof; and,

(2)        With respect to an NQSO, the exercise price shall not be less than the higher of 100 percent of the Fair Market Value of the optioned Shares on the date the NQSO is granted, or the par value thereof.

(c)        Term. The term of each Option shall be determined by the Committee, in its discretion; provided, however, that the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as provided in subsection (e) below) from the date of grant of the ISO. Each Option shall be subject to earlier termination as provided in Sections 12(b), 12(c) and 14 hereof.

(d)        Exercise. Options shall be exercisable in such installments, upon fulfillment of such other conditions, and on such dates as the Committee may specify. The Committee may accelerate the date on which any tranche of any outstanding Option first becomes exercisable, in its discretion, if it deems such acceleration to be desirable.

The exercisable tranche of an Option may be exercised at any time up to the expiration or termination of the Option. The exercisable tranche of an Option may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of full Shares to be purchased and accompanied by payment in full of the aggregate exercise price for such Shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise). Only full Shares shall be issued under the Plan, and any fractional Share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

In the event that an exercisable Option is scheduled to expire pursuant to the passing of the expiration date set forth in the applicable Award Agreement and the exercise price per Share of such Option is less than the then-current Fair Market Value of a Share, then on the date immediately preceding the date that such Option is scheduled to expire, such Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the exercise price and the minimum withholding taxes due (if any) upon such automatic exercise, and the net number of Shares resulting from such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.

The Award Agreement shall set forth, from among the following alternatives, how the exercise price is to be paid –

(1)        In cash or its equivalent;

(2)        In Shares previously acquired by the Participant;

(3)        In Shares newly acquired by the Participant upon the exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

(4)        By delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(5)        In any combination of paragraphs (1), (2), (3) and (4) above.

In the event the exercise price is paid, in whole or in part, with Shares, the portion of the exercise price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Common Stock so surrendered in payment of the exercise price.

(e)        More-Than-10-Percent Shareholder. If, after applying the attribution rules of Section 424(d) of the Code, the Participant owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection (e) shall not apply to NQSOs.

(f)        Tax Treatment of Options. The Company shall have no liability to any Participant or any other person if an Option designated as an ISO fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

(g)        Annual Limit on ISOs. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

(h)        No Repricing; No Dividend Equivalent Right. Repricing of Options shall not be permitted without the approval of the shareholders of the Company. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following):

(1)        Changing the terms of an Option to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 13 hereof);

(2)        Any other action that is treated as a “repricing” under generally accepted accounting principles; and

(3)        Repurchasing for cash or canceling an Option in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 14 hereof (involving certain corporate transactions); such cancellation and exchange will be considered a “repricing” regardless of whether it would be treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

An option shall not be associated with any Dividend Equivalent Right.

SECTION 7 - TERMS AND CONDITIONS OF SARs

(a)        Grant of SARs. The Committee may grant SARs to any Key Employee, Consultant or Non-Employee Director. SARs may be granted alone (“Free-Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”). Any Related Right that relates to an NQSO may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an ISO must be granted at the same time the ISO is granted (and in accordance with Treas. Reg. §1.422-5(d)(3)).

(b)        Nature of SAR. An SAR entitles the Participant to receive, with respect to each Share as to which the SAR is exercised, the excess of the Share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted (i.e., the “base value”). Such excess shall be paid in Common Stock. Notwithstanding the preceding sentence, the Committee may defer payment of the value of an SAR in accordance with the Award Agreement.

The base value of a Free-Standing SAR shall be determined by the Committee, but shall not be less than 100 percent of the Fair Market Value of one Share on the grant date of such SAR. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same base value as the exercise price of the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, shall be exercisable only when the Fair Market Value per Share subject to the SAR and related Option exceeds the base value per Share thereof and no SARs may be granted in tandem with an Option unless the Committee determines that the requirements of this Section are satisfied.

Upon any exercise of a Related Right, the number of Shares for which any related Option shall be exercisable shall be reduced by the number of Shares for which the SAR has been exercised. The number of Shares for which a Related Right shall be exercisable shall be reduced upon the exercise of a related Option by the number of Shares for which such Option has been exercised.

(c)        Vesting of SARs. An SAR shall vest at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the vesting of an SAR.

(d)        No Repricing; No Dividend Equivalent Right. Repricing of SARs shall not be permitted without the approval of the shareholders of the Company. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following):

(1)        Changing the terms of an SAR to lower its base value (other than on account of capital adjustments resulting from share splits, etc., as described in Section 13 hereof);

(2)        Any other action that is treated as a “repricing” under generally accepted accounting principles; and

(3)        Repurchasing for cash or canceling an SAR in exchange for another Award at a time when its base value is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 14 hereof (involving certain corporate transactions); such cancellation and exchange will be considered a “repricing” regardless of whether it would be treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

An SAR shall not be associated with any Dividend Equivalent Right.

SECTION 8 - TERMS AND CONDITIONS OF RESTRICTED STOCK

(a)        General Requirements. The Committee may issue or transfer Restricted Stock (for no consideration) to any Key Employee, Consultant or Non-Employee Director.

(b)        Rights as a Stockholder. Unless the Committee determines otherwise, a Participant who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Committee at the time of grant, including the meeting of designated Performance Goals. Unless the Committee determines otherwise, (i) if the Company issues certificates evidencing Shares of Restricted Stock, such certificates will remain in the possession of the Company until such Shares are free of all restrictions under the Plan, or (ii) if the Shares of Restricted Stock are uncertificated, the Company shall reflect any restrictions under the Plan in its stock records or shall notify the

Company’s transfer agent, if any, of such restrictions.

(c)        Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and, unless the Committee determines otherwise, if a Participant (other than a Non-Employee Director or Consultant) ceases to be an employee of any of the Company and its affiliates for any reason, the Restricted Stock previously granted to the Participant and still restricted must be forfeited to the Company. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

(d)        Notice of Tax Election. Any Participant making an election under Section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

SECTION 9 - TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

(a)        Grant. The Committee may grant Restricted Stock Units to any Key Employee, Consultant or Non-Employee Director.

(b)        Nature of Restricted Stock Units. A Restricted Stock Unit entitles the Participant to receive in the future, with respect to each vested Restricted Stock Unit, one Share. The Committee may condition the vesting of Restricted Stock Units upon the meeting of designated Performance Goals. The Committee shall determine the number of Restricted Stock Units to be granted. The Committee may defer the delivery of Shares associated with Restricted Stock Units in accordance with the Award Agreement.

SECTION 10 - STOCK GRANT

The Committee may make a Stock Grant to a Key Employee, Consultant or Non-Employee Director. Such Stock Grant shall be fully vested on the date made.

SECTION 11 - DIVIDEND EQUIVALENT RIGHTS

The Committee may provide for payment to a Key Employee, Consultant or Non-Employee Director of Dividend Equivalent Rights, either currently or in the future, or for the investment of such Dividend Equivalent Rights on behalf of the Participant; provided, however, that any dividend or dividend equivalent payments relating to Awards that vest based on the achievement of one or more Performance Goals will only be earned to the extent such Performance Goals are met.

SECTION 12 - AWARD AGREEMENTS; OTHER PROVISIONS

(a)        Award Agreements. Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with Section 422(b) of the Code), as the Committee shall deem advisable. The Award Agreement for an Option shall specify whether the Option is an ISO or an NQSO. Each Participant shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.

(b)        Termination of Service (Other Than by Death or Disability). If a Participant incurs a Termination of Service for any reason other than death or Disability, the following shall apply:

(1)        Options. If a Participant’s Termination of Service occurs prior to the expiration date fixed for the Option for any reason other than death or Disability, such Option may be exercised, to the extent of the number of Shares with respect to which the Participant could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Participant at any time prior to the earliest of (i) the expiration date specified in the Award Agreement, (ii) three months after the date of such Termination of Service, if the termination was not voluntary and not for Cause (unless the Award Agreement provides a different expiration date in the case of such a termination), and (iii) the date of such Termination of Service, if the termination was voluntary or was for Cause (unless the Award Agreement provides a different expiration date in the case of such a termination).

(2)        Restricted Stock. Except as otherwise determined by the Committee or set forth in the Participant’s Award Agreement, all Restricted Stock held by the Participant at the time of the Participant’s Termination of Service must be transferred to the Company (and, if any certificates representing such Restricted Stock are held by the Company or if any shares of Restricted Stock are uncertificated, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 8 hereof.

(3)        SARs, Etc. Except as otherwise determined by the Committee or set forth in the Participant’s Award Agreement, all SARs, Restricted Stock Units, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled before the Participant’s Termination of Service shall be forfeited and the Award canceled as of the date of such termination.

(c)        Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:

(1)        Options

(A)       If a Participant becomes Disabled prior to the expiration date fixed for the Option, and the Participant’s Termination of Service occurs as a consequence of such Disability, such Option may be exercised, to the extent of the number of Shares with respect to which the Participant could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, by the Participant at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a termination). In the event of the Participant’s legal disability, such Option may be exercised by the Participant’s legal representative.

(B)       If a Participant’s Termination of Service occurs as a result of death prior to the expiration date fixed for the Option, or if the Participant dies following his or her Termination of Service but prior to the earlier of (i) the expiration date fixed for the Option, or (ii) the expiration of the period determined under subsections (b)(1) and (c)(1)(A) above (including any extension of such period provided in the Award Agreement), such Option may be exercised, to the extent of the number of Shares with respect to which the Participant could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Participant’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Participant. Such post-death exercise may occur at any time prior to the earlier of (I) the expiration date specified in the Award Agreement, or (II) one year after the date of the Participant’s death (unless the Award Agreement provides a different expiration date in the case of death).

(2)        Restricted Stock. Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the date of the Participant’s death or Disability, as the case may be, must be transferred to the Company (and, if any certificates representing such Restricted Stock are held by the Company or if any shares of Restricted Stock are uncertificated, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 8 hereof.

(3)        SARs, Etc. Except as otherwise determined by the Committee, all SARs, Restricted Stock Units, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled before the Participant’s death or Disability, as the case may be, shall be forfeited and the Award canceled as of the date of death or Disability.

(4)        Certain Consultants. For purposes of this Section 12(c), if the Participant is an entity, the term “Participant” shall refer to the individual member of the entity who is providing services to the Company or a Related Corporation.

(d)        Non-Transferability; Registration. No Award shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. If the Participant is married at the time of vesting or exercise, as applicable, of an Award that is to be settled in Shares, and if the Participant so requests at such time, the Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

Except as otherwise provided in the preceding paragraph, an Award, both any outstanding Award and any Award to be issued in the future, and the Shares issuable under any such Award may not, prior to the vesting or exercise of the Award, as applicable, be made subject to any pledge, hypothecation or other transfer, including any short position, any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act), or any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) by any Participant.

(e)        Rights as a Shareholder. Except as otherwise provided in the Plan or an Award Agreement, a Participant shall have no rights as a shareholder with respect to any Shares covered by the Award until (i) the Company issues certificates evidencing such Shares, or (ii) if the Shares are uncertificated, the Company reflects the issuance of such Shares in its stock records or notifies the Company’s transfer agent, if any, of such issuance.

(f)        Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable federal and state laws and regulations have been complied with, and (iii) if the Company’s outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

(g)        Put and Call Rights.

(1)        Applicability. This subsection (g) applies only to Awards granted under the Plan on or after February 12, 2016 and shall apply to the holder of each such Award unless the Board specifies in the Award Agreement itself that none or only a portion of this subsection (g) shall apply to the holder of the Award.

(2)        Definitions.

(A)       Put Right. A “Put Right” shall give the holder thereof the right, but not the obligation, to sell to the Company all, or any whole number less than all, of the shares of Common Stock to which the Put Right is applicable and, upon exercise of the Put Right as provided herein and subject to the terms and conditions set forth herein, the holder shall sell and the Company shall purchase the shares of Common Stock for which the Put Right is exercised.

(B)       Call Right. A “Call Right” shall give the Company the right, but not the obligation, to purchase from the holder all, or any whole number less than all, of the shares of Common Stock to which the Call Right is applicable and, upon exercise of the Call Right as provided herein and subject to the terms and conditions set forth herein, the holder shall sell and the Company shall purchase the shares of Common Stock for which the Call Right is exercised.

(C)       Purchase Price. The per share “Purchase Price” payable upon exercise of a Put Right or Call Right shall equal the Fair Market Value of a share of Common Stock, determined as of the closing date of the purchase of the Common Stock pursuant to the Put Right or Call Right.

(3)        Exercise of Put Right. The Put Right may be exercised by the holder thereof by giving written notice to the Company within the period of 30 calendar days beginning on the second calendar day after the six-month anniversary of the date such shares of Common Stock were acquired (i) upon the exercise of an Option or an SAR, (ii) upon the vesting of Restricted Stock, or (iii) upon the delivery of unrestricted shares attributable to Restricted Stock Units or to Stock Grants. The Company shall pay the Purchase Price of the shares of Common Stock subject to the Put Right within the 30-day period after the Put Right is exercised; provided, however, that the Company may, upon written notice to the holder of the Put Right after the exercise of the Put Right, refuse to purchase shares upon exercise of a Put Right if, in its sole discretion exercised in good faith, such purchase would violate (A) contractual restrictions on such purchase under applicable bank loan or other documents binding on the Company, or (B) applicable securities law disclosure requirements, and, in such cases, the Company shall purchase the shares within 30 days after the reason for such delay has lapsed. During such delay, the Put Right holder may rescind the Put Right exercise and have the right to exercise the Put Right again prior to the expiration of the 30-day period after the reason for the delay has lapsed. In addition, (X) if the Award pursuant to which the shares of Common Stock were acquired was an ISO and the sale of the shares pursuant to the exercise of the Put Right would cause the holder to fail to meet the holding periods required to maintain the Option’s tax status as an ISO under Section 422 of the Code, or (Y) for any Award, if the sale of the shares of Common Stock pursuant to the exercise of the Put Right would cause the holder to fail to meet the holding period required for any gain on the sale to qualify for long-term capital gain income tax treatment under the Code, at the holder’s request the Company shall delay its purchase of the shares after the exercise of the Put Right until the 10-business-day period after such holding period requirements are satisfied.

(4)        Exercise of Call Right after Termination of Service. The Call Right may be exercised by the Company by giving written notice to the Participant who held the Award under which the shares of Common Stock were acquired at any time within seven months after the later of (i) the Participant’s Termination of Service, or (ii) the Participant’s (or the beneficiary’s) acquisition of such shares after such Termination of Service. The Company shall pay the Purchase Price of the shares subject to the Call Right within the 30-day period after the Call Right is exercised; provided, however, (A) if the Award pursuant to which the shares of Common Stock were acquired was an ISO and the sale of the shares pursuant to the exercise of the Call Right would cause the holder to fail to meet the holding periods required to maintain the Option’s tax status as an ISO under Section 422 of the Code, or (B) for any Award, if the sale of the shares of Common Stock pursuant to the exercise of the Call Right would cause the holder to fail to meet the holding period required for any gain on the sale to qualify for long-term capital gain income tax treatment under the Code, at the holder’s request the Company shall delay its purchase of the shares after the exercise of the Call Right until the 10-business-day period after such holding period requirements are satisfied; and, provided further, if purchased by the Company pursuant to this paragraph (4) and at the Company’s election, 50 percent of the Purchase Price (or an amount equal to the exercise price plus all federal, state and local income taxes paid by the Participant upon exercise, if greater, but not more than the Fair Market Value of the shares being purchased) may be paid toward the Purchase Price when due and the balance of the Purchase Price shall be paid on the first anniversary of the initial payment, provided that such balance shall be forfeited if the Participant (or the Participant’s beneficiary) violates any confidentiality, non-solicitation or noncompetition agreement set forth in the Participant’s Award Agreement.

(5)        Exercise of Call Right to Reduce Number of Company Stockholders. If at any time the number of the Company’s holders of record of a class of equity securities that includes Common Stock for purposes of Section 12(g)(1)(A)(i) or Section 12(g)(1)(A)(ii) of the Exchange Act exceeds 90 percent of the threshold set forth in Section 12(g)(1)(A)(i) or Section 12(g)(1)(A)(ii) of the Exchange Act, the Company may exercise the Call Right with respect to the shares of Common Stock that were acquired from the Company through an Award to which the Call Right is applicable under paragraph (2) above; provided that, as to each holder against whom the Call Right is exercised, (i) the Company will be able to, upon exercise of the Call Right, purchase all, but not less than all, of the equity securities of the class that includes the Common Stock held of record by such holder (an “Eligible Seller”), and (ii) shares of Common Stock shall be purchased only from Eligible Sellers holding the smallest number of shares (relative to all Eligible Sellers up to a total number of Eligible Sellers) so that, after all such purchases, the number of the Company’s holders of record of a class of equity securities that includes the Common Stock for purposes of Section 12(g) of the Exchange Act is less than 80 percent of the threshold set forth in Section 12(g)(1)(A)(i) or Section 12(g)(1)(A)(ii) of the Exchange Act.

(6)        Assignment of Put and Call Rights. The Put Right for shares of Common Stock may not be assigned or otherwise transferred without the written consent of the Company, and any transfer of such shares without an assignment of the Put Right consented to by the Company shall terminate the Put Right for such shares; provided, however, that shares transferred to the holder’s family or heirs or beneficiaries, or trusts for the benefit of such persons, shall continue to be entitled to the benefit of the Put Right. Any transferee of any shares of Common Stock subject to a Call Right shall continue to be bound by the Call Right and such transferee shall agree in writing to be so bound as a condition to the transfer of any such shares to such transferee.

(7)        Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this subsection (g), all repurchases of shares of Common Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company and its Related Corporations’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of shares hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

(8)        Automatic Termination of Put and Call Rights. The Put Right and Call Right set forth in this subsection (g) shall automatically terminate, without further action of the Board, upon the Company’s initial public offering of its Common Stock.

SECTION 13 - ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The type and maximum number of Shares that may be issued under the Plan, the maximum number of Shares that may be made subject to ISOs (all as stated in Section 4 hereof), and the type and number of Shares issuable under outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options) shall be adjusted to reflect any stock split, reverse stock split, stock dividend, distribution (including any extraordinary cash dividend), spin-off, recapitalization, share combination or reclassification, or similar change in the capitalization of the Company; provided, however, that (i) no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Section 424(h) of the Code, unless the Participant consents to such adjustment, and (ii) no such adjustment shall be made if such adjustment would constitute a modification under Treas. Reg. §1.409A-1(b)(5)(v) or any successor thereto, unless the Participant consents to such adjustment. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of Shares issuable under outstanding Awards (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make adjustments to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made to the extent necessary to maintain the proportionate interest of Participants, and preserve, without exceeding, the value of Awards.

Notwithstanding the foregoing, in the event the Company declares and pays any extraordinary cash dividend with respect to Shares which results in a “corporate transaction” as defined in Treas. Reg. §1.424-1(a)(3), the Company shall as of the dividend record date and consistent with Treas. Reg. §1.424-1(a)(1), decrease the per-Share exercise price of each outstanding Option by an amount equal to the per-Share amount of such dividend (but not below $0.005 per Share). Such adjustment shall be made with the intent that after such adjustment the rights and benefits under such Option are no greater than before such dividend was paid. Such adjustment, and any determination or interpretations associated with it, including any determination as to whether a cash dividend is an extraordinary cash dividend, made by the Committee shall be final, binding and conclusive.

If the adjustment to a Participant’s Option described above would lower the exercise price to an amount below $0.005 were it not for the limiting language set forth above, the Committee may, in its discretion, authorize either (i) a cash bonus on the dividend payment date equal to (x) times (y), where (x) is the positive difference between the per-Share amount of the dividend and the amount by which the exercise price of the Option was reduced and (y) is the number of Shares subject to the Option; or (ii) in the discretion of the Chief Executive Officer, any Senior Vice President, the Secretary, or any Assistant Secretary of the Company such other method to compensate the Participant for the difference.

SECTION 14 - CERTAIN CORPORATE TRANSACTIONS

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Awards, the Committee shall give each Participant holding an Option to be terminated not less than seven days’ notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the time of such termination. At the closing of such corporate transaction, such Option shall be terminated (unless previously exercised) and the Company shall pay to each Participant who holds an Option so terminated that is exercisable (except for any Option which terminated prior to the date of such closing otherwise than by reason of such Committee action) an amount equal to the Fair Market Value of the Common Stock subject to the Option (determined as of the date of such termination) less the applicable exercise price of the Option (or in the case of any Option with an exercise price that equals or exceeds the Fair Market Value of the Common Stock subject to the Option, such Option shall be cancelled without the payment of consideration therefor). Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options, SARs, or Restricted Stock Units vest, (ii) remove the restrictions from outstanding Restricted Stock, or (iii) cause the payment of any Dividend Equivalent Rights.

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a modification under Section 424(h) of the Code, unless the Participant consents to the change, and (ii) in the case of an NQSO or SAR, such change would not constitute a modification under Treas. Reg. §1.409A-(b)(5)(v) or any successor thereto, unless the Participant consents to the change.

Notwithstanding any other provision of this Plan, upon a Change in Control all outstanding Options shall become fully exercisable, all SARs, Restricted Stock Units, and Dividend Equivalent Rights shall become fully vested, and all restrictions shall be removed from any outstanding Restricted Stock.

SECTION 15 - AMENDMENT OR SUSPENSION OF THE PLAN

(a)        In General. The Board from time to time may amend or suspend the Plan, and the Committee may amend any outstanding Awards in any respect whatsoever; except that the following amendments shall require the approval of shareholders (given in the manner set forth in subsection (b) below) –

(1)        A change in the class of employees eligible to participate in the Plan with respect to ISOs;

(2)        Except as permitted under Section 13 hereof, an increase in the maximum number of Shares with respect to which ISOs may be granted under the Plan;

(3)        An extension of the date, under Section 16 hereof, as of which no additional ISOs shall be granted hereunder; and

(4)        Any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed.

Except as provided in Section 14 hereof, no such amendment or suspension shall impair any outstanding Awards or cause (i) the modification (within the meaning of Section 424(h) of the Code) of an ISO, without the consent of the Participant affected thereby, or (ii) the modification (within the meaning of Treas. Reg. §1.409A-1(b)(5)(v) or any successor thereto) of an NQSO or SAR, without the consent of the Participant affected thereby.

(b)        Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and by-laws of the Company, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected –

(1)        By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders’ meeting); or

(2)        By a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

SECTION 16 - TERMINATION OF PLAN; CESSATION OF ISO GRANTS

The Board may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after November 12, 2024, which date is within 10 years after the date the original Bentley Systems, Incorporated 2015 Stock Option Plan was adopted by the Board, or the date such original Plan was approved by the shareholders of the Company, whichever was earlier. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards issued hereunder, and outstanding on the date the Plan is terminated, which by their terms extend beyond such date.

SECTION 17 - SHAREHOLDER APPROVAL

If the Plan is not approved by the shareholders, in the manner described in Section 15(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Awards granted hereunder shall be null and void and no additional Awards shall be granted hereunder.

SECTION 18 - MISCELLANEOUS

(a)        Listing and Registration of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

(b)        Compliance with Rule 16b-3. All elections and transactions under this Plan by individuals subject to Rule 16b-3, promulgated under Section 16(b) of the Exchange Act, or any successor to such rule, are intended to comply with at least one of the exemptive conditions under such rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

(c)        Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual or entity any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual or entity an Award, and then the Participant’s rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement with a Key Employee or Consultant, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment or consulting contract entered into with the Key Employee or Consultant, to retire the Key Employee at any time pursuant to its retirement rules or otherwise to terminate the Participant’s employment or consulting agreement at any time for any reason whatsoever or for no reason.

(d)        Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Delaware law.

(e)        Application of Funds. Any cash received in payment for Shares upon exercise of an Option shall be added to the general funds of the Company. Any Common Stock received in payment for Shares upon exercise of an Option shall become treasury stock.

(f)        No Obligation to Exercise Option or SAR. The granting of an Option or SAR shall impose no obligation upon a Participant to exercise such Option or SAR.

(g)        Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted thereunder.

(h)        Withholding and Use of Shares to Satisfy Tax Obligations

(1)        Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state, and local withholding tax requirements including the withholding requirements of any jurisdiction outside the United States (the “Withholding Requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate individual remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such Withholding Requirements, before the delivery of any Shares.

(2)        Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the withholding requirements, in whole or in part, by electing to have the Company withhold Shares (or by returning previously acquired Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the Withholding Requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this paragraph (2), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

AMENDMENT NO. 1

TO THE

BENTLEY SYSTEMS, INCORPORATED

2015 EQUITY INCENTIVE PLAN

(as Amended and Restated Effective as of May 29, 2018)

WHEREAS, Bentley Systems, Incorporated (the “Company”) maintains the Bentley Systems, Incorporated 2015 Equity Incentive Plan, as Amended and Restated Effective as of May 29, 2018 (the “Plan”);

WHEREAS, the Company desires to amend the Plan to modify certain provisions relating to the vesting of, and lifting of restrictions on (as applicable), Awards upon a Change in Control; and

WHEREAS, Section 15(a) of the Plan provides that, subject to certain inapplicable limitations, the Board may amend the Plan from time to time;

NOW, THEREFORE, effective as of July 10, 2020, the final paragraph of Section 14 of the Plan is hereby amended and restated in its entirety to read as follows:

“Notwithstanding any other provision of this Plan, upon a Change in Control all outstanding Options shall become fully exercisable, all SARs, Restricted Stock Units, and Dividend Equivalent Rights shall become fully vested, and all restrictions shall be removed from any outstanding Restricted Stock; provided that with respect to any Awards awarded on or after July 10, 2020, the immediately preceding clause shall not apply, and the exercisability and vesting of, and the applicability of any restrictions to (as applicable), such Awards upon a Change in Control shall be determined by the Committee in its discretion.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed this 10th day of July, 2020.

BENTLEY SYSTEMS, INCORPORATED

By:	/s/ David Shaman
David Shaman
Chief Legal Officer